UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2008
IDM PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19591 (Commission File Number)	33-0245076 (IRS Employer Identification No.)

9 Parker, Suite 100 Irvine, California (Address of principal executive offices)	92618 (Zip Code)
Registrant’s telephone number, including area code (949) 470-4751
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2

Item 8.01 Other Events.
On June 2, 2008, we issued a press release announcing the presentation at the 44th American Society of Clinical Oncology (ASCO) annual meeting of an analysis from the Phase 3 mifamurtide (L-MTP-PE) clinical trial (INT-0133). The results suggest that the addition of L-MTP-PE to chemotherapy improved overall survival with a 25% reduction in the risk of death in newly diagnosed patients with metastatic osteosarcoma, a rare and often fatal bone tumor that typically affects children and young adults. A copy of this press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
On June 2, 2008, we issued an additional press release announcing follow-up results from the Phase 2 study of IDM-2101 presented at the 44th ASCO annual meeting showing that the product candidate was well tolerated, induced broadly specific cytotoxic T lymphocyte (CTL) responses, and showed a positive survival trend in HLA-A2 positive patients with non-small cell lung cancer (NSCLC) who were treated with IDM-2101, compared to a parallel external control group of HLA-A2 negative non-treated patients. A copy of this press release is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

99.1	IDM Pharma, Inc. press release regarding Phase 3 L-MTP-PE clinical trial analysis.

99.2	IDM Pharma, Inc. press release regarding Phase 2 Study of IDM-2101.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDM PHARMA, INC.
Date: June 2, 2008	By:	/s/ Robert J. De vaere
Robert J. De Vaere
Senior Vice President, Finance and Administration and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	IDM Pharma, Inc. press release regarding Phase 3 L-MTP-PE clinical trial analysis.

99.2	IDM Pharma, Inc. press release regarding Phase 2 Study of IDM-2101.